UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 11, 2016

(Date of earliest event reported)

BIOPHARMX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37411	59-3843182
(Commission File Number)	(IRS Employer Identification No.)

1098 Hamilton Court Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 889-5020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On May 11, 2016, James Pekarsky, Chief Executive Officer, Treasurer and a member of the Board of Directors (the “Board”) of BioPharmX Corporation (the “Company”) informed the Board of his decision to resign from these roles and his employment at the Company, effective on May 11, 2016.  Mr. Pekarsky’s resignation from the Board was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. A copy of Mr. Pekarsky’s letter of resignation addressed to the Board is attached as Exhibit 99.1 to this report.  On May 12, 2016, the Company issued a press release announcing Mr. Pekarsky’s decision to resign. A copy of the press release is attached as Exhibit 99.2 to this report.

Item 8.01 Other Events.

On May 11, 2016, the Board appointed Mr. Michael Hubbard, who is currently a director, as the Company’s new Chairman of the Board, effective May 11, 2016.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit No.	Description

99.1	Letter of Resignation, dated May 11, 2016.
99.2	Press release issued by BioPharmX Corporation regarding resignation of James Pekarsky, dated May 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHARMX CORPORATION

Date: May 12, 2016	By:	/s/ GREG KITCHENER
		Name:	Greg Kitchener
		Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter of Resignation, dated May 11, 2016.
99.2	Press release issued by BioPharmX Corporation regarding resignation of James Pekarsky, dated May 12, 2016.